As filed with the Securities and Exchange Commission on October 27, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-199664

UNDER THE SECURITIES ACT OF 1933

THE DOW CHEMICAL COMPANY

(a Delaware corporation)

Executive Offices — 2030 Dow Center

Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128

THE DOW CHEMICAL COMPANY

2012 Employee Stock Purchase Plan

(Full title of the plan)

Charles J. Kalil

Executive Vice President and General Counsel

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 is being filed to amend Registration Statement No. 333-199664 on Form S-8 pursuant to which the Registrant registered 8,000,000 shares of its Common Stock, par value $2.50 per share (the “Stock”), for sale through the 2015 tranche of The Dow Chemical Company 2012 Employees’ Stock Purchase Plan (the “Plan”). After the Registration Statement was filed and became effective, eligible employees purchased 3,148,837 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 4,851,163 shares of the Stock by filing this Post-Effective Amendment No. 1 to amend Registration Statement No. 333-199664.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-199664 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on October 27, 2016.

THE DOW CHEMICAL COMPANY (Registrant)

By:	/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

A. BANGA* A. Banga	Director

J. K. BARTON* J. K. Barton	Director

J. A BELL* J. A. Bell	Director

R. K. DAVIS* R. K. Davis	Director

J. M. FETTIG* J. M. Fettig	Lead Director

A. N. LIVERIS* A. N. Liveris	Director, Chairman and Chief Executive Officer

M. LOUGHRIDGE* M. Loughridge	Director

R. J. MILCHOVICH* R. J. Milchovich	Lead Director

R. S. MILLER* R. S. Miller	Director

P. POLMAN* P. Polman	Director

D. H. REILLEY* D. H. Reilley	Director

J. M. RINGLER* J. M. Ringler	Director

R. G. SHAW* R. G. Shaw	Director

/S/ R. C. EDMONDS R. C. Edmonds	Vice President and Controller (Principal Accounting Officer)

H. I. UNGERLEIDER* H. I. Ungerleider	Vice Chairman and Chief Financial Officer

*By:	/S/ RONALD C. EDMONDS
Ronald C. Edmonds Attorney-in-Fact

October 27, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

24	Power of Attorney